NEWS FROM:		Exhibit 99.2

GRIFFIN INDUSTRIAL REALTY, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN APPOINTS NEW CHAIRMAN AND ADDITIONAL DIRECTOR

Gordon DuGan to join Griffin as Chairman of the Board

Molly North appointed a Director

NEW YORK, NEW YORK (March 4, 2020) Griffin Industrial Realty, Inc. (Nasdaq: GRIF) (“Griffin” or the “Company”) has appointed Gordon F. DuGan as a Director and Non-executive Chairman of its Board of Directors and Molly North as Director effective March 3, 2020.  Mr. DuGan is the former Chairman and Chief Executive Officer of Gramercy Property Trust (“Gramercy”), an industrial-focused REIT that was acquired by Blackstone Real Estate Partners VII in 2018.  Ms. North is the President and Chief Executive Officer of Al. Neyer, LLC (“Al. Neyer”), a commercial real estate development and design-build construction firm. Frederick “Mike” Danziger, Griffin’s former Chairman, will continue to serve as a Director, and Michael Gamzon will remain Griffin’s President and Chief Executive Officer (“CEO”),  and a Director.  In connection with the appointments of Mr. DuGan and Ms. North, Griffin increased the size of its Board of Directors to nine members.

Gordon F. DuGan

Michael Gamzon, President & CEO of Griffin commented, “We are delighted to have Gordon join as our Chairman. As the former CEO of Gramercy and, prior to that, W.P. Carey & Co., Gordon brings to our Board a wealth of experience within the industrial real estate sector and in the capital markets, as well as a  deep knowledge of building and growing a high-performing, publicly-traded company.” Under Mr. DuGan’s leadership, Gramercy’s enterprise value1 grew

1Enterprise value is defined as total market value of equity plus the value of preferred stock and debt outstanding less cash.

from approximately $400 million in 2012 to  $7.6 billion, with a  property portfolio of over 81 million square feet, at the time of its  sale to Blackstone Real Estate Partners VII in October 2018.  Over that same time period, Gramercy was the 3rd best performing equity REIT in the United States with a 251% total return to shareholders.

“I am very excited to join Griffin’s Board as Chairman,” said Mr. DuGan. “Griffin has a strong platform in place with high-quality, well-located industrial assets and a history of executing successful developments and acquisitions.  I look forward to working with Michael and the team to grow Griffin’s logistics portfolio and maximize  stockholder value.”

Mr. Dugan has over 25 years of experience in the real estate industry.  Mr. DuGan currently serves as the Co-Founder and Executive Chairman of Blackbrook Capital Limited, a European-focused property investor specializing in sale-leasebacks and build-to-suit investments in industrial assets, since February 2020 and as Chairman of GreenAcreage Real Estate Corp., a REIT that provides sale-leaseback and construction financing to companies operating in the cannabis industry, since June 2019.  Mr. DuGan served as Chief Executive Officer of Gramercy from June 2012 to October 2018.  Prior to Gramercy, Mr. DuGan served as President and then Chief Executive Officer of W.P. Carey & Co. (NYSE: WPC), one of the largest net lease REITs in the United States, from 1999 to 2010.  Mr. DuGan received his B.S. in Economics from the Wharton School at the University of Pennsylvania.

Molly North

“Molly  is a talented and insightful business leader who, as President & CEO of Al. Neyer,  oversees a commercial real estate development and design-build construction firm that, like Griffin, focuses on select geographical markets,” said Mr. Gamzon.  “Under Molly’s leadership, Al. Neyer has expanded into Nashville and Raleigh, adding to its existing headquarters in Cincinnati and its office in Pittsburgh, and has developed over eight million square feet, including more than six million square feet of industrial real estate. Our Board will benefit from her detailed insights into the real estate sector, development expertise and management experience.”  Ms. North is a well-recognized leader who currently serves as the Board Chair of the Cincinnati USA Regional Chamber of Commerce and recently was named the national winner of Entrepreneur of The Year® 2019 Award in the Real Estate, Hospitality and Construction category by Ernst & Young, LLP.

“I am honored and delighted to join the Board of Directors at Griffin and look forward to helping the Company continue to drive market expansion as well as strategic growth,” said Ms. North. “Griffin is embarking on its next growth phase, and I am happy to tap into my experience to help develop the best solutions for the future.”

Ms. North has over 20 years of business and real estate experience, with the last 13 years at Al. Neyer. Ms. North has served as President & Chief Executive Officer at Al. Neyer since April 2015, prior to which she served as the Chief Financial Officer since July 2012.  Prior to Al. Neyer, Ms. North worked at Fifth Third Bank in various roles, including commercial real estate lending, and at Ernst & Young in Audit and Global Services.  Ms. North received her B.B.A degree in Finance and Accounting from the University of Cincinnati Carl H. Lindner School of Business.

Mr. DuGan’s Chairmanship and Advisory Agreement, Compensation and Stock Purchase

Upon his appointment to the Board, Mr. DuGan and Griffin entered into a  chairmanship and advisory agreement whereby Mr. DuGan agreed to provide advisory services in addition to his role as Chairman.  Mr. DuGan has agreed to advise Griffin on, amongst other items, its growth strategy, including identifying markets, acquisitions and other transactions, recruitment of key personnel, potential capital raising efforts and other general management advice (collectively the “Advisory Services”). In connection with Mr. DuGan’s appointment as Chairman and execution of the chairmanship and advisory agreement, Mr. DuGan will be entitled to purchase up to an aggregate of $2,500,000 of Griffin’s common stock from the Company in a private placement, subject to approval by the Board or a committee thereof.  Additionally, Griffin will grant Mr. DuGan options to purchase 100,000 shares of Griffin’s stock (“Advisor Options”), as well as the standard option to purchase shares of Griffin’s stock awarded to all Directors upon joining the Board (the “Director Option”).  The Advisor Options will vest equally on the third, fourth and fifth anniversaries of the date of grant, subject to Mr. DuGan’s continued provision of Advisory Services through the applicable vesting date.  The Director Option is fully vested on the date of grant.  Due to Mr. DuGan’s chairmanship and advisory agreement with the Company, Mr. DuGan is not considered to be an independent director, as defined under The Nasdaq Stock Market LLC rules.

The securities to be offered in the private placement to Mr. DuGan have not been registered under the Securities Act of 1933, as amended (the “Securities

Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein.

About Griffin

Griffin is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/warehouse properties.  Griffin currently owns 41 buildings totaling approximately 4.6 million square feet (approximately 4.1 million of which is industrial/warehouse space) in Connecticut, Pennsylvania, North Carolina and Florida in addition to over 3,400 acres of undeveloped land.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include Griffin’s beliefs and expectations regarding future events or conditions including, without limitation, the statements regarding the private placement, new director appointments, growth and expansion of the Company and increasing stockholder value.  Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2019. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.